UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2013

Victory Energy Corporation
(Exact name of registrant as specified in its charter)

Nevada	2-76219-NY	87-0564462
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3355 Bee Caves Road, Suite 608 Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)

(512) 347-7300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Victory Energy Corporation (the “Company”) owns all of its properties and conducts all of its operations through Aurora Energy Partners (“Aurora”), a general partnership.  The Company owns a 50% interest in Aurora and is the managing partner of Aurora.  The remaining 50% interest in Aurora is owned by The Navitus Energy Group, a general partnership (“Navitus”).  As disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and its Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 (collectively, the “Affected Reports”), the financial statements presented in the Affected Reports included the accounts of both Victory and Navitus on a consolidated basis.  Although this consolidated presentation was disclosed in the footnotes to the financial statements in the Affected Reports (as was the 50% non-controlling interest of Navitus in Aurora), the amount non-controlling interest of Navitus in Aurora was not presented on the face of the financial statements.

The Company has determined, however, that the amount of non-controlling interest of Navitus should also be separately stated on the face of the Company’s financial statements, in addition to being discussed in footnote disclosure.  Consequently, the Company has concluded that the financial statements included in the Affected Reports should no longer be relied upon. This conclusion was reached by the Audit Committee of the Board of Directors on March 21, 2013.

The Company is assessing the amount of non-controlling interest that should be separately stated on the face of the Company’s financial statements and will restate its consolidated financial statements for the impacted periods in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012. The Company estimates that its total consolidated assets, liabilities, and shareholders’ equity will not change; however the non-controlling interest in Aurora will be separately identified in the shareholders’ equity section of the financial statements.  As a result of this restatement, the Company estimates that its net loss per share will improve by the effect of the non-controlling interest in the loss of Aurora.

The Company expects to label the 2011 financial information in the Form 10-K “As Restated” and expects to provide explanatory footnote disclosure.  The Company expects to also provide quarterly financial information for 2011 and 2012, reconciling the restated quarterly consolidated balance sheets and statements of operations to those included in the Affected Reports.  The Audit Committee of the Company’s Board of Directors discussed the matters described in this Report with the Company’s independent accountants.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Victory Energy Corporation

Dated: March 26, 2013	By:	/s/ Kenneth Hill
Kenneth Hill Chief Executive Officer

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